Exhibit 10.1

2008 Compensation Arrangements for Named Executive Officers

On March 5, 2008, the Compensation Committee of the Board of Directors of General Dynamics Corporation (the company) approved the 2008 base salaries and 2007 bonus payments for the company’s named executive officers. The named executive officers listed in the table below reflect those individuals identified in the company’s 2008 Annual Proxy Statement.

The table below lists the 2008 annual base salary levels effective March 24, 2008.

Name and Principal Position	2008 Base Salary
Nicholas D. Chabraja Chairman of the Board and Chief Executive Officer	$1,400,000
L. Hugh Redd Senior Vice President and Chief Financial Officer	$650,000
Gerard J. DeMuro Executive Vice President, Information Systems and Technology	$610,000
Charles M. Hall Executive Vice President, Combat Systems	$595,000
David A. Savner Senior Vice President, General Counsel and Secretary	$535,000

Effective March 5, 2008, the Compensation Committee also approved the 2007 bonus payments which were previously disclosed in the company’s current report on Form 8-K, filed with the Commission March 7, 2008.